As filed with the Securities and Exchange Commission on April 19, 2007
Registration No. 333-121102

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-121102

Under
The Securities Act of 1933

____________________

New River Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Virginia	54-1816479
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1881 Grove Avenue
Radford, Virginia 24141
(540) 633-7978
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

New River Pharmaceuticals Inc. Incentive Compensation Plan
(Full Titles of Plans)

Scott Applebaum
1881 Grove Avenue
Radford, Virginia 24141
(540) 633-7978
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
_______________

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-8 of New River Pharmaceuticals Inc. (the "Company") (the "Registration Statement"):

File No. 333-121102, pertaining to the registration of 1,620,000 shares of common stock, par value $0.001 per share of the Company ("Common Stock"), which was filed with the Securities and Exchange Commission (the "SEC") and became effective on December 9, 2004.

On February 20, 2007, the Company, Shuttle Corporation ("Purchaser"), a Virginia corporation and an indirect wholly owned subsidiary of Shire plc, a public limited company organized under the laws of England and Wales ("Parent"), entered into an Agreement of Merger pursuant to which Purchaser merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the "Merger"). The Merger became effective on April 19, 2007 as a result of the filing of the Articles of Merger effectuating the merger with the State Corporation Commission of the Commonwealth of Virginia.

As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New River Pharmaceuticals Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wayne, Commonwealth of Pennsylvania, on April 19, 2007.

NEW RIVER PHARMACEUTICALS INC.

By:	/s/ Matthew Emmens

Name:	Matthew Emmens
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons, in the capacities indicated, as of April 19, 2007.

Signature	Title

/s/ Matthew Emmens
Name: Matthew Emmens	(Principal Executive Officer)

/s/ Matthew Emmens
Name: Matthew Emmens	Director

/s/ Michael Cola
Name: Michael Cola	Director

/s/ Scott Applebaum
Name: Scott Applebaum	Director